Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan of E2open Parent Holdings, Inc. of our report dated May 20, 2021, with respect to the consolidated balance sheet of E2open Parent Holdings, Inc. as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”) included in its Annual Report (Form 10-K) for the fiscal year ended February 28, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

May 21, 2021